EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Open Development Corporation 1995 Stock Plan, Open Development Corporation 1996 Stock Option Plan and Open Development Corporation 1996 Non-Employee Director Stock Option Plan of Glenayre Technologies, Inc. of our report dated January 28, 1997, with respect to the consolidated financial statements and schedule of Glenayre Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                        ERNST & YOUNG LLP


Charlotte, North Carolina
October 17, 1997




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